Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Smith & Nephew plc

We consent to the incorporation by reference in the registration statement (No. 333-249255) on Form F-3 and registration statements (No. 333-122801, No. 333-13694, No. 333-155173, No. 333-155172, No. 333-158239, No. 333-168544, No. 333-199117, and No. 333-248215) on Form S-8 of our report dated 22 February 2022, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

London, United Kingdom

7 March 2022